Exhibit 99.2

URBAN OUTFITTERS, INC.

Second Quarter Results

Philadelphia, PA – August 9, 2007

For Immediate Release	Contact:	John Kyees
Chief Financial Officer
(215) 454-5500

Urban Outfitters Boosts Q2 Earnings 24%

Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle consumer products company operating under the Anthropologie, Free People and Urban Outfitters brands, today announced earnings of $31.9 million and $61.2 million for the three and six months ended July 31, 2007, respectively. Earnings per diluted share were $0.19 for the quarter and $0.36 for the six months.

As stated in the Company’s previous sales release on August 7, 2007, net sales jumped during the quarter by 22% to $348.4 million. Total Company comparable store sales grew 5% driven by increases of 14% and 28% at Anthropologie and Free People stores, respectively. Direct-to-consumer sales leaped 35% and Free People Wholesale sales improved 28% for the quarter. Urban Outfitters comparable store sales decreased 3% for the quarter.

“We delivered excellent results this quarter driven by outstanding performances at the Anthropologie and Free People brands,” stated Richard A. Hayne, Chairman and President. “The Urban Outfitters brand was less successful as its stores experienced gross margin pressure due to the de-leveraging of occupancy expenses and the need to take significant merchandise mark-downs. We feel confident that the recent personnel and structural realignments made at Urban NA will yield positive results in future quarters,” concluded Mr. Hayne.

Net sales for the periods were as follows:

	Three months ended July 31,		Six months ended July 31,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Urban Outfitters store sales	$140,931	$125,609	$270,839	$242,722
Anthropologie store sales	137,558	107,740	256,157	207,668
Direct-to-consumer sales	42,538	31,518	86,045	65,004
Free People sales	27,422	20,692	49,952	40,172

Total net sales	$348,449	$285,559	$662,993	$555,566

For the three and six months ended July 31, 2007, gross profit margins increased by 64 basis points and 33 basis points, respectively, versus the prior year’s comparable periods. The increase for both periods were primarily due to a reduction in markdowns and a lower rate of fixed store occupancy expense leveraged by ‘comp’ store sales improvements.

As of July 31, 2007, total Company inventories grew by $37.1 million or 25% on a year-over-year basis. The acquisition of inventory to stock new retail stores was the primary factor for this increase. Total comparable store inventories rose by 3%.

For the three and six months ended July 31, 2007, selling, general and administrative expenses, expressed as a percentage of net sales, increased by 62 and 41 basis points, respectively, versus the same periods last year. These increases related to non-comparable expenses to operate our new home office facility which starts to anniversary its phased opening in the third quarter of fiscal 2008 as well as certain non-recurring legal fees for intellectual property defense. The combination of these two items more than offset favorable rate reductions from controlling store related expenses.

During the six months ended July 31, 2007, the Company has opened 11 new stores and is scheduled to open a total of 38 new stores in the current fiscal year.

Urban Outfitters, Inc. is an innovative specialty retailer and wholesaler which offers a variety of lifestyle merchandise to highly defined customer niches through 111 Urban Retail stores in the United States, Canada, and Europe, two Urban Outfitters web sites and an Urban catalog; 96 Anthropologie Retail stores; an Anthropologie web site and catalog, and Free People, the Company’s wholesale division, which sells its product to approximately 1,500 specialty stores, department stores and catalogs, as well as through 11 Free People stores, a web site and catalog.

A conference call will be held today to discuss second quarter results and will be web cast at 11:00 a.m. EDT on: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115825&eventID=1610866

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may constitute forward-looking statements. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and the resultant impact on consumer spending patterns, including any effects of terrorist acts or war, availability of suitable retail space for expansion, timing of store openings, seasonal fluctuations in gross sales, the departure of one or more key senior managers, import risks, including potential disruptions and changes in duties, tariffs and quotas and other risks identified in filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2007	2006	2007	2006
Net sales	$348,449	$285,559	$662,993	$555,566
Cost of sales, including certain buying, distribution and occupancy costs	218,422	180,807	420,351	354,046

Gross profit	130,027	104,752	242,642	201,520
Selling, general and administrative expenses	82,756	66,043	159,355	131,260

Income from operations	47,271	38,709	83,287	70,260
Other income, net	2,037	1,750	3,840	3,162

Income before income taxes	49,308	40,459	87,127	73,422
Income tax expense	17,442	14,797	25,894	27,461

Net income	$31,866	$25,662	$61,233	$45,961

Net income per common share:
Basic	$0.19	$0.16	$0.37	$0.28

Diluted	$0.19	$0.15	$0.36	$0.27

Weighted average common shares and common share equivalents outstanding:
Basic	165,315,656	164,994,329	165,076,476	164,787,024

Diluted	169,710,489	168,595,378	169,260,752	168,859,567

AS A PERCENT OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, including certain buying, distribution and occupancy costs	62.7%	63.3%	63.4%	63.7%

Gross profit	37.3%	36.7%	36.6%	36.3%
Selling, general and administrative expenses	23.7%	23.1%	24.0%	23.6%

Income from operations	13.6%	13.6%	12.6%	12.7%
Other income, net	0.6%	0.6%	0.6%	0.5%

Income before income taxes	14.2%	14.2%	13.2%	13.2%
Income tax expense	5.0%	5.2%	4.0%	4.9%

Net income	9.2%	9.0%	9.2%	8.3%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	July 31, 2007	January 31, 2007	July 31, 2006
	(unaudited)	(audited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$42,387	$27,267	$59,722
Marketable securities	130,748	132,011	92,809
Accounts receivable, net of allowance for doubtful accounts of $1,562, $849 and $1,014, respectively	24,516	20,871	22,299
Inventories	185,619	154,387	148,528
Prepaid expenses, deferred taxes and other current assets	18,988	31,869	37,419

Total current assets	402,258	366,405	360,777

Property and equipment, net	468,972	445,698	394,706
Marketable securities	68,357	62,322	60,195
Deferred income taxes and other assets	41,419	24,826	23,375

	$981,006	$899,251	$839,053

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$61,058	$57,934	$52,396
Accrued expenses, accrued compensation and other current liabilities	72,047	77,384	92,015

Total current liabilities	133,105	135,318	144,411

Deferred rent and other liabilities	102,628	88,650	79,800

Total liabilities	235,733	223,968	224,211

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	–	–	–
Common shares; $.0001 par value, 200,000,000 shares authorized, 165,810,665, 164,987,463 and 165,536,017 issued and outstanding, respectively	17	17	17
Additional paid-in capital	136,551	128,586	140,816
Retained earnings	602,977	542,396	472,151
Accumulated other comprehensive income	5,728	4,284	1,858

Total shareholders’ equity	745,273	675,283	614,842

	$981,006	$899,251	$839,053

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended July 31,
	2007	2006
Cash flows from operating activities:
Net income	$61,233	$45,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,648	25,034
Excess tax benefits from stock-based compensation	(3,270)	(4,685)
Stock-based compensation expense	1,631	1,574
Loss on disposition of property and equipment, net	144	297
Changes in assets and liabilities:
Increase in receivables	(3,569)	(7,941)
Increase in inventories	(30,977)	(7,897)
Increase in prepaid expenses and other assets	(3,615)	(2,018)
Increase in payables, accrued expenses and other liabilities	14,435	7,278

Net cash provided by operating activities	69,660	57,603

Cash flows from investing activities:
Capital expenditures	(55,457)	(105,701)
Purchases of marketable securities	(60,716)	(75,643)
Sales and maturities of marketable securities	55,218	128,269

Net cash used in investing activities	(60,955)	(53,075)

Cash flows from financing activities:
Exercise of stock options	3,064	3,249
Excess tax benefits from stock-based compensation	3,270	4,685
Share repurchases	—	(2,928)

Net cash provided by financing activities	6,334	5,006

Effect of exchange rate changes on cash and cash equivalents	81	276

Increase in cash and cash equivalents	15,120	9,810
Cash and cash equivalents at beginning of period	27,267	49,912

Cash and cash equivalents at end of period	$42,387	$59,772